UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2025

TRUBRIDGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41992	74-3032373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama		36602
(Address of Principal Executive Offices)		(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TBRG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of TruBridge, Inc. (the “Company”), originally furnished by the Company to the Securities and Exchange Commission (the “SEC”) on March 10, 2025 (the “Initial 8-K”). The sole purpose for filing this Form 8-K/A is to revise certain information contained in Exhibit 99.1 to the Initial Form 8-K related to the Company’s unaudited consolidated statements of operations, consolidated balance sheets, consolidated statements of cash flows, and non-GAAP financial measures (as defined in the Initial 8-K), as described further below.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.02.	Results of Operations and Financial Condition.

The Initial Form 8-K included, as Exhibit 99.1, a copy of the press release issued on March 10, 2025 that reported unaudited financial results of the Company for the quarter and year ended December 31, 2024. Subsequent to the issuance of the press release, while conducting final procedures in connection with the preparation of the Company’s audited financial statements for the year ended December 31, 2024, an error was identified related to reversal of revenue from customers that was recognized improperly in the prior year.

The Company assessed the materiality of this error on prior period consolidated financial statements in accordance with the SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.” In its assessment, the Company concluded based on quantitative and qualitative analysis that this error was not material to the Company’s consolidated financial statements for the 2023 fiscal year or any interim period therein.

Accordingly, the Company made revisions, as disclosed in the tables below, to (i) the unaudited consolidated financial statements and non-GAAP financial measures for the quarter and year ended December 31, 2024, as contained in the Initial 8-K, and (ii) the previously issued consolidated financial statements and non-GAAP financial measures for the quarter and year ended December 31, 2023. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These revisions had no cash flow consequences.

A revised version of the earnings release previously issued on March 10, 2025 is attached hereto as Exhibit 99.1. The following tables summarize the revisions to the GAAP financial measures set forth in the previously issued earnings release (with revisions to the non-GAAP financial measures set forth in Exhibit 99.1 hereto):

TruBridge, Inc.

Impact of Revision

(Unaudited)

	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2024			2023
(In thousands, except per share data)	As previously reported	Impact of revision	As adjusted	As previously reported	Impact of revision	As adjusted
Consolidated Statement of Operations
Revenue:
Financial Health	$216,068	$1,604	$217,672	$193,929	$(1,604)	$192,325
Patient Care	123,098	1,876	124,974	145,506	(1,876)	143,630

Total revenue	$339,166	$3,480	$342,646	$339,435	$(3,480)	$335,955
Operating loss	3,155	3,480	6,635	(42,604)	(3,480)	(46,084)
Loss before taxes	(13,684)	3,480	(10,204)	(54,380)	(3,480)	(57,860)
Provision (benefit) for income taxes	9,400	835	10,235	(8,591)	(835)	(9,426)
Net loss	(23,084)	2,645	(20,439)	(45,789)	(2,645)	(48,434)
Net loss per share - basic	(1.55)	0.17	(1.38)	(3.15)	(0.19)	(3.34)
Net loss per share - diluted	(1.55)	0.17	(1.38)	(3.15)	(0.19)	(3.34)

Consolidated Balance Sheets
Accounts receivables	$53,753	$3,480	$57,233	$59,723	$(3,480)	$56,243
Prepaid income taxes	2,886	(835)	2,051	1,628	835	2,463
Retained earnings	(14,952)	2,645	(12,307)	8,132	(2,645)	5,487

Consolidated Statement of Cash Flows
Net loss	$(23,084)	$2,645	$(20,439)	$(45,789)	$(2,645)	$(48,434)
Accounts receivable	3,574	(3,480)	94	(11,319)	3,480	(7,839)
Income taxes, net	2,248	835	3,083	(927)	(835)	(1,762)

TruBridge, Inc.

Impact of Revision

(Unaudited)

	Three Months Ended December 31,			Three Months Ended December 31,
	2024			2023
(In thousands, except per share data)	As previously reported	Impact of revision	As adjusted	As previously reported	Impact of revision	As adjusted
Consolidated Statement of Operations
Revenue:
Financial Health	$54,652	$401	$55,053	$50,956	$(401)	$50,555
Patient Care	32,708	469	33,177	34,912	(469)	34,443

Total revenue	$87,360	$870	$88,230	$85,868	$(870)	$84,998
Operating loss	5,688	870	6,558	(41,781)	(870)	(42,651)
Loss before taxes	59	870	929	(45,721)	(870)	(46,591)
Provision (benefit) for income taxes	5,769	209	5,978	(3,247)	(209)	(3,456)
Net loss	(5,710)	661	(5,049)	(42,474)	(661)	(43,135)
Net loss per share - basic	(0.38)	0.04	(0.34)	(2.92)	(0.04)	(2.96)
Net loss per share - diluted	(0.38)	0.04	(0.34)	(2.92)	(0.04)	(2.96)

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Corrected Press Release of TruBridge, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBRIDGE, INC.

By:	/s/ Vinay Bassi
Vinay Bassi
Chief Financial Officer and Treasurer

Dated: March 17, 2025